Exhibit 99.1

PetMeds® Announces Second Quarter Fiscal 2025 Financial Results

Delray Beach, Florida, November 6, 2024, PetMed Express, Inc. dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today announced its financial results for its second quarter ended September 30, 2024.

Second Quarter Fiscal 2025 Financial Highlights

•Net sales of $59.6 million.

•Gross margin of 29.1%, an increase of 0.8% compared to the prior year period.

•Net income of $2.3 million, or $0.11 per diluted share, compared to net income of $0.7 million, or $0.03 per diluted share, in the prior year period.

•Adjusted EBITDA of $2.1 million improved sequentially from an Adjusted EBITDA loss of $(1.5) million in the first quarter of fiscal 2025 and compared to Adjusted EBITDA of $3.4 million in the prior year period.

•Continued progress on key initiatives supporting the transformation of the business.

“We demonstrated significant progress on key initiatives of phase one of our transformation, aimed at improving profitability during the second quarter while also advancing our vision of being a leader in the consumer pet healthcare sector,” said Sandra Campos, CEO & President. “By consolidating and streamlining our PetMeds and PetCareRX back-of-the-house operations, we’ve materially lowered our cost structure, which helped us deliver a strong sequential improvement in Adjusted EBITDA during the second quarter. We are now well positioned to lean more aggressively into differentiating product assortments, brand awareness campaigns, and core marketing initiatives to drive growth. While it’s still very early in our turnaround, we remain confident in our direction and belief that the changes and investments we are making across our business will create a more compelling, enduring value proposition for all stakeholders and will significantly strengthen our competitive position.”

This afternoon the Company will host a conference call to review the quarter’s financial results.

Time: 4:30 P.M. Eastern Time, November 6, 2024

Public call dial in (877) 407-0789 (toll free) or (201) 689-8562.

Webcast stream link: https://investors.petmeds.com for those who wish to stream the call via webcast.

Replay: Available until November 20, 2024, at 11:59 P.M Eastern Time.

To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13748837.

About PetMed Express, Inc.
Founded in 1996, PetMeds is a leader in the consumer pet healthcare sector. As a national online retailer with expert pharmacists and licenses across fifty states, PetMeds.com and PetCareRx.com deliver top branded pharmaceuticals, generics, compounded prescription medications and OTC supplements and vitamins that help pets live longer, healthier
Exhibit 99.1 Page 1 of 8

lives. Leveraging telehealth and insurance partnerships, they offer unparalleled value and convenience that enhance wellness and longevity for dogs, cats, and horses. PetMeds and PetCareRx provides essential pet health offerings through their websites, www.PetMeds.com and www.PetCareRx.com.

Forward Looking Statement
This press release may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

PETMEDS INVESTOR RELATIONS CONTACT
ICR, LLC
John Mills
(646) 277-1254

Reed Anderson
(646) 277-1260
investor@petmeds.com

Exhibit 99.1 Page 2 of 8

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	September 30, 2024	March 31, 2024
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$52,045	$55,296
Accounts receivable, less allowance for credit losses of $27 and $273, respectively	1,620	3,283
Inventories, net	13,092	28,556
Prepaid expenses and other current assets	3,655	6,325
Prepaid income taxes	367	188
Total current assets	70,779	93,648

Noncurrent assets:
Property and equipment, net	26,204	26,657
Intangible and other assets, net	15,524	16,503
Goodwill	26,658	26,658
Operating lease right-of-use assets	1,188	1,432
Deferred tax assets, net	5,681	4,986
Total noncurrent assets	75,255	76,236

Total assets	$146,034	$169,884

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$16,951	$37,024
Sales tax payable	24,373	25,012
Accrued expenses and other current liabilities	5,412	7,060
Current operating lease liabilities	446	459
Deferred revenue	1,650	2,603
Total current liabilities	48,832	72,158

Operating lease liabilities, net of current lease liabilities	768	995

Total liabilities	49,600	73,153

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,500 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000,000 shares authorized; 20,663,218 and 21,148,692 shares issued and outstanding, respectively	21	21
Additional paid-in capital	17,515	25,146
Retained earnings	78,889	71,555

Total shareholders' equity	96,434	96,731

Total liabilities and shareholders' equity	$146,034	$169,884

Exhibit 99.1 Page 3 of 8

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share amounts) (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024		2023

Net sales	$59,570	$70,999	$127,522		$149,243
Cost of sales	42,259	50,937	92,240		106,655

Gross profit	17,311	20,062	35,282		42,588

Operating expenses:
General and administrative	10,493	11,962	15,367		27,673
Advertising	4,606	5,512	11,596		12,777
Depreciation and amortization	1,658	1,713	3,379		3,391
Total operating expenses	16,757	19,187	30,342		43,841

Income (loss) from operations	554	875	4,940		(1,253)

Other income:
Interest income, net	185	151	280		345
Other, net	186	254	417		760
Total other income	371	405	697		1,105

Income (loss) before (benefit) provision for income taxes	925	1,280	5,637		(148)

(Benefit) provision for income taxes	(1,401)	565	(443)		273

Net income (loss)	$2,326	$715	$6,080		$(421)

Net income (loss) per common share:
Basic	$0.11	$0.04	$0.30		$(0.02)
Diluted	$0.11	$0.03	$0.29		$(0.02)

Weighted average number of common shares outstanding:
Basic	20,597,807	20,382,979	20,555,544		20,357,752
Diluted	20,938,817	20,780,455	20,940,161		20,357,752

Cash dividends declared per common share	$—	$0.30	$—	$—	$0.60
Exhibit 99.1 Page 4 of 8

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$6,080	$(421)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	3,379	3,391
Share based compensation	(7,631)	3,489
Deferred income taxes	(696)	(146)
Bad debt expense	176	36
(Increase) decrease in operating assets and increase (decrease) in operating liabilities:
Accounts receivable	1,488	(345)
Inventories, net	15,464	3,237
Prepaid income taxes	(179)	426
Prepaid expenses and other current assets	2,670	(3,516)
Operating lease right-of-use assets, net	245	394
Accounts payable	(20,071)	(5,542)
Sales tax payable	(639)	(1,278)
Accrued expenses and other current liabilities	(221)	(136)
Lease liabilities	(240)	(383)
Deferred revenue	(953)	579
Net cash (used in) provided by operating activities	$(1,128)	$(215)

Cash flows from investing activities:
Acquisition of PetCareRx, net of cash acquired	–	(35,859)
Purchases of property and equipment	(1,948)	(2,137)
Net cash used in investing activities	$(1,948)	$(37,996)

Cash flows from financing activities:
Dividends paid	(175)	(12,404)
Net cash used in financing activities	$(175)	$(12,404)

Net decrease in cash and cash equivalents	(3,251)	(50,615)
Cash and cash equivalents, at beginning of period	55,296	104,086

Cash and cash equivalents, at end of period	$52,045	$53,471

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$466	$–

Dividends payable in accrued expenses and other current liabilities	$39	$1,513
Exhibit 99.1 Page 5 of 8

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense; depreciation and amortization; income tax provision; interest income (expense); and other non-operational expenses. We have provided reconciliations below of adjusted EBITDA to net income, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense, depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other expenses, including the investment banking fee related to the Vetster partnership, acquisition costs related to PetCareRx, employee severance and estimated state sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain expenses including the estimated state sales tax accrual which reduces cash available to us.
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Exhibit 99.1 Page 6 of 8

Because of these and other limitations, adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results.

The following table presents a reconciliation of net income, the most directly comparable GAAP measure to adjusted EBITDA for each of the periods indicated:
Reconciliation of Non-GAAP Measures
PetMed Express, Inc.
(Unaudited)

	Three Months Ended		Increase (Decrease)
($ in thousands, except percentages)	September 30, 2024	September 30, 2023	$	%

Consolidated Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA:

Net income	$2,326	$715	$1,611	225%

Add (subtract):
Stock-based Compensation	$573	$1,728	$(1,155)	(67)%
Income Taxes	$(1,401)	$565	$(1,966)	(348)%
Depreciation and Amortization	$1,658	$1,713	$(55)	(3)%
Interest (Income), Net (1)	$(185)	$(151)	$(34)	23%
Acquisition/Partnership Transactions and Other Items	$–	$168	$(168)	(100)%
Employee Severance	$305	$15	$290	1933%
Sales Tax (Income)	$(1,178)	$(1,316)	$138	(10)%

Adjusted EBITDA	$2,098	$3,437	$(1,339)	(39)%
(1) Included in interest income, net is $0.4 million of interest expense related to the sales tax liability and $0.6 million of interest income for the three months ended September 30, 2024. This compares to $0.4 million of interest expense related to the sales tax liability and $0.6 million of interest income for the three months ended September 30, 2023.

Exhibit 99.1 Page 7 of 8

	Six Months Ended		Increase (Decrease)
($ in thousands, except percentages)	September 30, 2024	September 30, 2023	$	%

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net income	$6,080	$(421)	$6,501	(1544)%

Add (subtract):
Stock-based Compensation	$(7,631)	$3,488	$(11,119)	(319)%
Income Taxes	$(443)	$273	$(716)	(262)%
Depreciation and Amortization	$3,379	$3,391	$(12)	—%
Interest (Income), Net (1)	$(280)	$(345)	$65	(19)%
Acquisition/Partnership Transactions and Other Items	$180	$1,294	$(1,114)	(86)%
Employee Severance	$454	$408	$46	11%
Sales Tax (Income)	$(1,178)	$(1,316)	$138	(10)%

Adjusted EBITDA	$561	$6,772	$(6,211)	(92)%
(1) Included in interest income, net is $0.8 million of interest expense related to the sales tax liability and $1.1 million of interest income for the six months ended September 30, 2024. This compares to $0.8 million of interest expense related to the sales tax liability and $1.2 million of interest income for the six months ended September 30, 2023.
Exhibit 99.1 Page 8 of 8